  Exhibit 99.1

PetroShare Corp. Files for Voluntary Reorganization Under Chapter 11

ENGLEWOOD, CO / ACCESSWIRE / September 4, 2019 / PetroShare Corp. (OTCQB:PRHR), a Colorado-based oil and gas exploration and production company with operations in the Wattenberg Field of the Denver-Julesburg Basin, and its wholly-owned subsidiary today announced that they have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the Bankruptcy Court for the District of Colorado.

PetroShare intends to pursue efforts to recapitalize the company, which may include the sale of some or all of its assets pursuant to the Bankruptcy Code in a court-supervised process designed to achieve the highest and best price for those assets. The Company believes that its cash position is adequate to continue existing operations as a debtor-in-possession and to maintain most staffing and equipment throughout the court-supervised recapitalization and/or sale process.

The Company has filed a series of motions with the Bankruptcy Court requesting authority to continue normal operations, including authority to continue paying trade creditors, royalty interest holders, and employee wages and salaries in the ordinary course of business. The Company will continue to work closely with its suppliers and partners in an effort to ensure that it meets ongoing obligations, and that business continues uninterrupted during the sales process.

Management Comment

Stephen J. Foley CEO, of PetroShare, stated “The new Colorado regulatory environment governing oil and gas permitting in the state and the associated uncertainty on rule-making has made it very difficult to attract new capital investment in this sector. We are filing a voluntary Chapter 11 petition in order to proceed with the orderly recapitalization or sale of some or all of the Company’s assets and to continue to pay active vendors, suppliers and other ongoing business expenses without interruption during the process.” Mr. Foley continued, “Unfortunately, the collateral damage of Senate Bill 181 has manifested itself in the slowdown of the state’s oil and gas sector, resulting in job losses.”

Frederick J. Witsell, President stated, “We believe the Colorado oil and gas industry can work with all stakeholders in the implementation of the new regulatory rules. However, in spite of our quality asset base, our virtually zero-emissions facility design and our Shook Pad production trending above our type curves, oil price volatility coupled with the delay in the new rule making process has created uncertainty in the current investment environment in Colorado oil and gas development.”

Advisors

Polsinelli PC is acting as legal counsel for the company. MACCO Restructuring Group LLC is acting as financial advisor. Mr. Drew McManigle from MACCO, has been retained by the Company as its Chief Restructuring Officer.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s expectations regarding its restructuring process, its liquidity and the operation of its business during such process. These statements are based on assumptions and information available to the Company at the time of this press release and are not guarantees of future results. Forward-looking statements involve risks and uncertainty, including, but not limited to, the risk that the Company’s restructuring may not be consummated in a manner beneficial to the Company and its operations; the risk that the Bankruptcy Court may not approve the sale process, risks and uncertainties associated with the length of time the Company will operate as a debtor-in-possession, which is not yet known; risks associated with the bankruptcy process and third party motions in the Chapter 11 proceedings, which may hinder or delay the Company’s ability to consummate its restructuring; risks associated with the Company’s ability to obtain and maintain normal terms with customers, suppliers and service providers; the Company’s ability to maintain contracts that are critical to its operations during Chapter 11 proceedings; the Company’s financial performance and results; availability of sufficient cash flow to operate the Company during the Chapter 11 proceedings; and the “Risk Factors” set forth in the Company’s most recent Annual Report on Form 10-K and in subsequent 10-Q reports filed with the SEC. The Company’s actual results could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if they do, what impact they will have on the Company’s results of operations and financial condition. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACT INFORMATION

Investor Relations Contacts
www.PetroShareCorp.com
303-500-1160